Filed Pursuant to Rule 424(b)(3)
Registration No. 333-212639

STRATEGIC STORAGE TRUST IV, INC.

SUPPLEMENT NO. 5 DATED OCTOBER 16, 2017

TO THE PROSPECTUS DATED MARCH 17, 2017

This document supplements, and should be read in conjunction with, the prospectus of Strategic Storage Trust IV, Inc. dated March 17, 2017, Supplement No. 1 dated April 24, 2017, Supplement No. 2 dated May 25, 2017, Supplement No. 3 dated June 29, 2017, and Supplement No. 4 dated August 18, 2017. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to disclose:

•	an update on the status of our public offering;

•	disclosure of our fourth quarter distribution declaration;

•	an update regarding a potential acquisition in Texas City, Texas;

•	an update regarding management of our property;

•	an update regarding the use of the “SmartStop® Self Storage” brand at our property;

•	an update to the “Plan of Distribution” section of our prospectus; and

•	a revised subscription agreement.

Status of Our Offering

On January 25, 2017, we sold $7.5 million in Class A shares, or approximately 360,577 Class A shares, to an institutional account investor pursuant to a private offering transaction. On March 17, 2017, our public offering was declared effective. As of October 6, 2017, in connection with our public offering, we have received gross offering proceeds of approximately $18.3 million, consisting of approximately $12.6 million from the sale of approximately 504,000 Class A shares, approximately $4.0 million from the sale of approximately 168,000 Class T shares, and approximately $1.7 million from the sale of approximately 75,000 Class W shares. As of October 6, 2017, approximately $1.077 billion in shares remained available for sale in our public offering, including shares available pursuant to our distribution reinvestment plan.

Fourth Quarter Distribution Declaration

On September 18, 2017, our board of directors declared a daily distribution in the amount of approximately $0.004281 per day per share on the outstanding shares of common stock payable to stockholders of Class A shares, Class T shares and Class W shares as of the close of each business day of the period commencing on October 1, 2017 and ending December 31, 2017. In connection with this distribution, for the stockholders of Class T shares, after the stockholder servicing fee is paid, approximately $0.003618 per day will be paid per Class T share and for the stockholders of Class W shares, after the dealer manager servicing fee is paid, approximately $0.003969 per day will be paid per Class W share. Such distributions payable to each stockholder of record during a month will be paid the following month.

Potential Acquisition of Property in Texas City, Texas

On September 25, 2017, one of our subsidiaries executed a purchase and sale agreement with an unaffiliated third party (the “Texas City Purchase Agreement”) for the acquisition of a self storage facility located in Texas City, Texas (the “Texas City Property”).

The Texas City Property is a self storage facility that contains approximately 480 units and 60,450 net rentable square feet. The purchase price for the Texas City Property is $7.85 million, plus closing and acquisition costs. We expect the closing of the acquisition of the Texas City Property to occur in the fourth quarter of 2017. We expect to fund such acquisition with net proceeds from our public offering.

Pursuant to the Texas City Purchase Agreement, we will be obligated to purchase the Texas City Property only after satisfactory completion of agreed upon closing conditions. We will decide whether to acquire the Texas City Property generally based upon:

•	our ability to raise sufficient net proceeds from our public offering;

•	satisfactory completion of due diligence on the Texas City Property and the seller of the Texas City Property;

•	approval by our board of directors to purchase the Texas City Property;

•	satisfaction of the conditions to the acquisition in accordance with the Texas City Purchase Agreement; and

•	no material adverse changes relating to the Texas City Property, the seller of the Texas City Property or certain economic conditions.

There can be no assurance that we will complete the acquisition of the Texas City Property. In some circumstances, if we fail to complete the acquisition, we may forfeit up to approximately $150,000 in earnest money on the Texas City Property.

Other properties may be identified in the future that we may acquire prior to or instead of the Texas City Property. Due to the considerable conditions to the consummation of the acquisition of the Texas City Property, we cannot make any assurances that the closing of the Texas City Property is probable.

Property Management of Our Property

Our property manager terminated the sub-property management agreement with Extra Space Storage, Inc. (“Extra Space”) for the management of our Jensen Beach, Florida property effective as of October 1, 2017. As of October 1, 2017, our property manager now manages our property directly. Our property-owning subsidiary and our property manager entered into an amendment to our existing property management agreement in connection therewith. The amendment to the property management agreement provides that our property manager will receive a monthly fee for its services in connection with managing our property, generally equal to the greater of $3,000 or 6% of the gross revenues from the property plus reimbursement of the property manager’s costs of managing the property. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our property. In the event that our property manager assists with the development or redevelopment of our property, we pay a separate market-based fee for such services. In addition, our property manager is entitled to a construction management fee equal to 5% of the cost of construction or capital improvement work in excess of $10,000. We anticipate entering into a similar property management agreement for each of the properties we acquire in the future.

“SmartStop® Self Storage” Brand

On August 18, 2017, our sponsor entered into an agreement with a subsidiary of Extra Space to acquire the “SmartStop® Self Storage” brand. The “SmartStop® Self Storage” brand had been purchased by the subsidiary of Extra Space in connection with the merger of SmartStop Self Storage, Inc. (“SmartStop Self Storage”), an affiliate of our sponsor, with Extra Space on October 1, 2015. Prior to the merger, all self storage properties owned by SmartStop Self Storage, Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust, Inc. utilized the “SmartStop® Self Storage” brand. We began using the “SmartStop® Self Storage” brand at our property effective October 1, 2017. We anticipate using the “SmartStop® Self Storage” brand at future properties we acquire.

Update to the “Plan of Distribution” Section

The ninth paragraph of the “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” section of our prospectus is hereby replaced in its entirety with the following:

Our directors and officers, as well as directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, their IRAs or other retirement plans, and their immediate family members may purchase Class A shares in our primary offering at a reduced price equal to $22.75 per share, reflecting the fact that sales commissions and dealer manager fees in the aggregate amount of $2.25 per share will not be payable in connection with such sales. Participating broker-dealers, registered representatives of participating broker-dealers, and participating registered investment advisors, their IRAs or other retirement plans, and their immediate family members may purchase Class A shares in our primary offering at a reduced price equal to $23.50 per share, reflecting the fact that sales commissions in the amount of $1.50 per share will not be payable in connection with such sales. Except for certain share ownership restrictions contained in our charter, there is no limit on the number of shares that may be sold to these parties. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Subscription Agreement

The subscription agreement contained as Appendix A to the prospectus is hereby deleted and replaced with the Appendix A to this supplement.

APPENDIX A SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS Any person(s) desiring to subscribe for shares of common stock (the “Shares”) in Strategic Storage Trust IV, Inc. (the “Company”) should carefully read and review the prospectus, as supplemented to date (the “Prospectus”), and if he/she/they desire(s) to subscribe for Shares, complete the Subscription Agreement that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please type the information or print in ballpoint pen. AN INVESTMENT IN STRATEGIC STORAGE TRUST IV, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR’S SUBSCRIPTION IS ACCEPTED, THEN THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR. (1) Enter the Investment Amount to be invested in either Class A, Class T, or Class W Shares. Please refer to our Prospectus, including INVESTMENT the “Questions and Answers About This Offering” section, for a description of our Share Classes and which Classes are available for specific investors. Payment for the full price of the Shares subscribed for should be made payable to Strategic Storage Trust IV, Inc. Select the Share Class to specify your subscription to either Class A, Class T, or Class W Shares. Indicate your method of payment — either by mail, by wire, or by asset transfer — and fill out the specified information for your method of payment. For purchases of Class W shares by a Registered Investment Advisor not affiliated with a Broker-Dealer, also include a Certificate of Client Suitability. Class W Shares are only available for purchase by certain categories of purchasers. Class W Shares may only be sold to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund, or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to the Prospectus. Waiver of Commission Only — Check this box for sales of Class A shares only if one of the following situations applies: (1) an RIA introduced the sale, the RIA is affiliated with a Broker-Dealer, and the sale is conducted by the RIA in his or her capacity as a Registered Representative of a Broker-Dealer; (2) an RIA introduced the sale, the RIA is not affiliated with a Broker-Dealer, and the sale is made pursuant to an RIA Selling Agreement (in this case, include a Certificate of Client Suitability); (3) a participating RIA is purchasing the Shares for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans; or (4) a participating Broker-Dealer or Registered Representative of a Broker-Dealer is purchasing the Shares for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediately family members and their IRAs or other retirement plans. Waiver of Commission and Dealer Manager Fee — Check this box if you are any of the following and purchasing Class A shares for your own account, your IRA, or other retirement plan: (a) our directors and officers, (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, or (c) immediate family members of any of the persons or entities listed in (a) and (b). Volume Discount Purchase — Check this box if your purchase of Class A shares qualifies for a volume discount. If this purchase is eligible to be combined with purchases by another person/entity as a “single purchaser” (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity. Please see the “Plan of Distribution — Volume Discounts (Class A Shares Only)” section of our Prospectus for additional information about volume discounts. The minimum required initial investment is $5,000; provided, however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the original Subscription Agreement may receive a commission on any such additional investments in the Company. (2) (2)a For non-custodial ownership accounts, enter the exact name in which the Shares are to be held. For multiple investors, enter the INVESTOR names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor. INFORMATION (2)b Enter the home address, city, state, zip code, home telephone, business telephone, and email address of the investor. Note: Section 4 should contain the custodian’s mailing address. (2)c Enter an alternate mailing address if different than the home address in item (2)b. (2)d Enter the date of birth of the investor (required) and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor (required) and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor’s social security number (for identification purposes). Enter Tax ID number, if applicable. (2)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment. (3) We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic ELECTRONIC delivery of stockholder communications. By electing to receive stockholder communications electronically, you authorize us to DELIVERY OF either (i) e-mail stockholder communications to you directly, or (ii) make them available on our website at www.strategicreit.com and notify you via e-mail when such documents are available. The stockholder communications we may send electronically REPORTS AND include Prospectus supplements, quarterly reports, annual reports, proxy materials, and any other documents that may be UPDATES required to be delivered to stockholders under federal or state securities laws. This does not include account-specific information, such as quarterly account statements, tax information, and trade confirmations. You will not receive paper copies of these electronic materials unless you request them. We may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration by sending an e-mail to strategic@dstsystems.com. In addition, by connecting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of stockholder relations materials. Please initial and provide an e-mail address if you choose to consent to electronic delivery. PAGE 1 OF 6 SST4-10-2017

(4) Non-Custodial Ownership: The Subscription Agreement must be completed in its entirety. Please mail the complete, initialed, FORM OF signed Subscription Agreement and your form of payment made payable to Strategic Storage Trust IV, Inc. to the address on page 6. OWNERSHIP Custodial Ownership: The Subscription Agreement must be completed in its entirety. Select the appropriate type of entity; enter the exact name of the custodian, mailing address, business phone and custodial account number. Subscription Agreement must be initialed and signed by investor and sent to Custodian for execution and Medallion Signature Guarantee (MSG) or Corporate Resolution. Custodian will forward the Subscription Agreement and form of payment to the address on page 6. (5) Check the appropriate box to have the distributions mailed to the address of record (either the residence address or the mailing DISTRIBUTION address that is specified in Section 2) or to a third-party or alternate address. Check the appropriate box to participate in the OPTIONS Distribution Reinvestment Plan (the “DRP”). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution by indicating in Section 5 the percentage desired in case and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the DRP, we request that you notify the Company and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed on the voided check or bank verification provided in response to Section 5 of the Subscription Agreement (the “Bank Account”). I (we) further authorize the Company to debit my (our) Bank Account in the event that the Company erroneously deposits additional funds into my (our) Bank Account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) Bank Account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company. (6) Please separately initial the representations in paragraphs (1) through (4) where indicated. Please note the higher suitability SUBSCRIBER requirements described in the Prospectus for residents of certain states. If you are a resident of one of the states indicated, please SIGNATURES initial the representations in paragraph (5) as applicable. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. The Subscription Agreement must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh, or qualified plan, if applicable. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, then a general partner, officer, or trustee of the entity must sign. (7) This Section is to be competed and executed by the Registered Representative or RIA. If there is more than one Registered REGISTERED Representative or RIA, all Registered Representatives and RIAs must complete and execute this Section. Please complete all REPRESENTATIVE broker-dealer information contained in this Section including the suitability certification (Investor State of Residence). OR RIA INFORMATION The Subscription Agreement, which has been delivered with the Prospectus, together with a check (if applicable) for the full purchase price, should be delivered or mailed to your broker-dealer. NOTICE TO STOCKHOLDERS The Shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue Shares of stock of more than three classes. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company’s common stock and (2) the designations and any preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption for the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the board of directors to set such rights and preferences to subsequent series. Such request must be made to the Secretary of the Company at its principal office. ACCEPTABLE FORMS OF PAYMENT A. Wire transfers B. Pre-printed personal checks C. Cashier’s checks over $10,000 D. Business checks when applied to company/corporate account E. Trust checks for trust accounts F. Custodial checks for IRA accounts G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement Pay to the order of “Strategic Storage Trust IV, Inc.” WE CANNOT ACCEPT: Cash, cashier’s checks/official bank checks $10,000 or less, foreign checks, money orders, third party checks, temporary/starter checks, or traveler’s checks. PLEASE NOTE: Because of our anti-money laundering policies, if the investor’s name used in this Subscription Agreement/Signature Page does not match the Payer printed on the form(s) of payment, we may request documents or other evidence as we may reasonably require in order to correlate the investor’s name to the Payer on the form(s) of payment. REGULAR MAIL: Strategic Storage Trust IV, Inc., c/o DST Systems, Inc. PO Box 219406 Kansas City, MO 64121-9406 OVERNIGHT MAIL: Strategic Storage Trust IV, Inc., c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 WIRE INSTRUCTIONS: UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106, ABA# 101000695 Strategic Storage Trust IV, Inc. Account# 9871879437. When sending a wire, please request that the wire references the subscriber’s name in order to assure the wire is credited to the proper account. PAGE 2 OF 6 SST4-10-2017

SSTIV STRATEGIC STORAGE TRUST

SUBSCRIPTION AGREEMENT

If you need further assistance in completing this Subscription Agreement/signature page, please call Investor Relations 866-418-5144.

(1) INVESTMENT

☐ Initial Investment
Minimum initial investment = $5,000
Minimum initial IRA investment = $1,500
**Unless otherwise described in the Prospectus

☐ Additional Investment (Minimum $100.00) - Existing Account # ______
(Subscription Agreement or Additional Investment Subscription Agreement must be completed)

Please issue form(s) of payment payable to:
Strategic Storage Trust IV, Inc.

☐ Funds Enclosed
☐ Funds Wired
☐ Asset Transfer
Include Asset Transfer Form

Total Invested in Class **A SHARES**	Total Invested in Class **T SHARES**	Total Invested in Class **W SHARES**
$	$	$

For *Class A shares only*, check if applicable:

☐ Waiver of Commission Only:
If this box is checked, sales commission will be waived for one of the following (check one):

- ☐ If a Registered Investment Advisor (RIA) has introduced a sale and the RIA is affiliated with a Broker-Dealer, the sales commission will be waived if the sale is conducted by the RIA in his or her capacity as a Registered Representative of a Broker-Dealer.
- ☐ If an RIA has introduced a sale and the RIA is not affiliated with a Broker-Dealer, the sales commission will be waived if the sale is made pursuant to a RIA Selling Agreement and you include a CERTIFICATE OF CLIENT SUITABILITY.
- ☐ A participating RIA for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans (in this case, this Subscription Agreement must be signed by the participating Registered Investment Advisor.
- ☐ A participating Broker-Dealer or Registered Representative of a participating Broker-Dealer for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans.

If for a family member pursuant to (b) of either the third or fourth checkbox above, indicate relationship: ______

☐ Waiver of Commission and Dealer Manager Fee:
Please check this box only if you are eligible for a waiver of sales commission and dealer manager fee.

Waivers of sales commissions and dealer manager fees are generally only available for purchases made by the following for their own account, IRAs, or other retirement plans: (a) our directors and officers, (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, or (c) immediate family members of any of the persons or entities listed in (a) and (b).

If for a family member pursuant to (c) above, indicate relationship and name of relative: ______

☐ Volume Discount Purchase:
Please check this box if you are eligible for a volume discount on this purchase. If this purchase is eligible to be combined with purchases by another person/entity as a "single purchaser" (as described in the prospectus) for purposes of a volume discount, then provide the account number of the other person/entity: ______

(2) INVESTOR INFORMATION (REQUIRED)

SECTION (2)a
NAME OF INVESTOR, TRUSTEE OR AUTHORIZED SIGNER **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

NAME OF JOINT INVESTOR

NAME OF TRUST, BUSINESS OR PLAN

SECTION (2)b
INVESTOR, TRUSTEE OR AUTHORIZED SIGNER'S **STREET ADDRESS (REQUIRED) - NO P.O. BOX**

CITY | STATE | ZIP CODE

HOME PHONE **(REQUIRED)** | BUSINESS PHONE | PHONE EXTENSION

SECTION (2)c
ALTERNATIVE MAILING ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

SECTION (2)d
INVESTOR DATE OF BIRTH (MM/DD/YYYY) **(REQUIRED)** (TRUST OR ENTITY DATE) | JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY) | ENTITY TAX ID # (If Applicable)

INVESTOR SSN# **(REQUIRED)** | JOINT INVESTOR / AUTHORIZED SIGNER SSN#

SECTION (2)e
Please indicate Citizenship Status **(REQUIRED)**: if a box is not checked, U.S. Citizenship will be applied by default.

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* - Country of Origin ______

*If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment.

PAGE 3 OF 6

SST4-10-2017

(3)
ELECTRONIC DELIVERY OF REPORTS AND UPDATES

☐ Initial here

I authorize Strategic Storage Trust IV, Inc. to make available on its website at www.strategicreit.com and through a USB device with links to a website its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. (You must provide an e-mail address if you choose this option.)

E-mail address: ______________________________

(4)
FORM OF OWNERSHIP

NON-CUSTODIAL OWNERSHIP

☐ Individual
Investor must sign, initial, & date

☐ Joint Tenants with Right of Survivorship
All parties must sign, initial, & date

☐ Tenants in Common
All parties must sign, initial, & date

☐ Community Property
All parties must sign, initial, & date

☐ Transfer on Death
Include Transfer on Death Form

☐ Pension, Profit Sharing Plan or 401K
Trustee or custodian signature required. Include copy of plan document

☐ Trust - Include a copy of the Trust or Certificate of Trust
Trustee or Grantor signature(s) required
☐ Currently Revocable
☐ Irrevocable
Date Established (Required) ____________

☐ Company or Corporation
Authorized officer must sign or initial
☐ S-Corp
☐ C-Corp

☐ Uniform Gift to Minors Act / Uniform Transfers to Minors Act
Custodian must sign, initial, & date

☐ Partnership or LLC
Authorized Agent must sign, initial, & date. Partnership or Operating Agreement required.

☐ Other: ____________ (Specify)
Include any pertinent documents

CUSTODIAL OWNERSHIP

SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN

☐ IRA ____________ (Type)
☐ Qualified Pension or Profit Sharing Plan
☐ Non-Qualified Custodian Account
☐ Other: ____________ (Specify)

NAME OF CUSTODIAN OR TRUSTEE
☐ Inherited/Beneficiary IRA Deceased's Name (required)

MAILING ADDRESS

CITY | STATE | ZIP CODE

BUSINESS PHONE

TO BE COMPLETED BY CUSTODIAN OR OTHER ADMINISTRATOR

CUSTODIAN TAX ID | CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

Custodian Medallion Signature Guarantee

SIGNATURE OF CUSTODIAN (IF APPLICABLE) | DATE **(REQUIRED)**

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNT IS ADMINISTERED BY A THIRD PARTY)

(5)
DISTRIBUTION OPTIONS

ALL DISTRIBUTIONS FOR CUSTODIAL ACCOUNTS WILL BE SENT TO THE CUSTODIAN

(REQUIRED)

If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.

☐ Distribution Reinvestment Plan (DRP)
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.
_______ % of each distribution in DRP
_______ % of each distribution in cash (total must equal 100%)

☐ Cash Distributions Directed To:

☐ Via Direct Deposit (ACH)
Complete information below. See ACH language in Section 5 of the instructions.
☐ Checking **(must enclose voided check)**
☐ Savings **(verification from bank must be provided)**

☐ Mail to Alternate Address (2c)
☐ Mail to Street Address (2b)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# (FOR ACH ONLY) | ACCOUNT #

(MUST ENCLOSE A VOIDED CHECK OR VERIFICATION FROM BANK)

PAGE 4 OF 6

SST4-10-2017

(6) SUBSCRIBER SIGNATURES (SIGNATURE/INITIAL & DATE REQUIRED)

Please separately initial each of the representations (1) through (4) and any applicable representation in (5) below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Storage Trust IV, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

ALL ITEMS MUST BE READ AND INITIALED. **(REQUIRED)** OWNER | JOINT OWNER/CUSTODIAN

(1) I have received the final Prospectus of Strategic Storage Trust IV, Inc.

(2) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (ii) a net worth (as described above) of at least $70,000 and have a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS." I will not purchase additional Shares unless I meet those suitability requirements at the time of purchase.

(3) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

(4) I am purchasing the Shares for my own account or, if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent, then I represent that I have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

PLEASE SEPARATELY INITIAL, ONLY AS APPLICABLE, THE ITEMS BELOW. **INITIAL AS APPLICABLE**

For these purposes, unless otherwise specified below, "net worth" in all cases should be calculated excluding the value of an investor's home, home furnishings, and automobiles. Unless otherwise specified below, "liquid net worth" is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

(5) If I am an **Alabama resident**, I acknowledge that shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates.

If I am an **Iowa resident**, I acknowledge that Iowa Investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents, and readily marketable securities. In addition, an Iowa investor's aggregate investment in us, shares of our affiliates, and other non exchange traded real estate investment trusts may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, as amended, are not subject to the 10% investment limitation.

If I am a **Kansas resident**, I acknowledge that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. For these purposes, "liquid net worth" shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

If I am a **Kentucky resident**, I acknowledge that my aggregate investment in this Company and any affiliate non-publicly traded REITs must not exceed 10% of my liquid net worth.

If I am a **Maine resident**, I acknowledge that the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth.

If I am a **Massachusetts resident**, I acknowledge that no more than 10% of any one Massachusetts investor's liquid net worth may be invested in us and in other illiquid direct participation programs. For this purpose, "liquid net worth" is that portion of an investor's net worth (assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

If I am a **Missouri resident**, I acknowledge that no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in any single class of our stock.

If I am a **Nebraska resident**, I acknowledge that, in addition to the suitability standards above, Nebraska investors must limit their aggregate investment in our shares and in other non-publicly traded real estate investment trusts (REITs) to 10% of such investor's net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation.

If I am a **New Jersey resident**, I acknowledge that shares will only be sold to residents of New Jersey who have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income at least $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. In addition, a New Jersey investor's investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

If I am a **New Mexico resident**, I acknowledge that, in addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in us, our affiliates, and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

If I am a **North Dakota resident**, I acknowledge that shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in this Company and that they meet one of this Company's suitability standards.

If I am an **Ohio resident**, I acknowledge that it shall be unsuitable for an Ohio investor's aggregate investment in shares of us, our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her, or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

If I am an **Oregon resident**, I acknowledge that shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates and that they meet one of this Company's suitability standards.

If I am a **Pennsylvania resident**, I acknowledge that my investment in this company must be no more than 10% of my net worth.

If I am a **Tennessee resident**, I acknowledge that my investment in this Company must not exceed 10% of my liquid net worth (exclusive of home, home furnishings and automobiles).

If I am a **Vermont resident**, I acknowledge that accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. I also acknowledge that, in addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor's liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

Your sale is not final for five (5) business days after your receipt of the final Prospectus. We will deliver a confirmation of sale to you after your purchase is completed.

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 2 above.

Certification instructions. You must cross out certification 2 in the previous paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE OF OWNER **(REQUIRED)**	DATE **(REQUIRED)**	SIGNATURE OF JOINT OWNER OR BENEFICIAL OWNER **(REQUIRED)**	DATE **(REQUIRED)**

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(7) TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA REGISTERED The Registered Representative or Registered Investment Advisor (“RIA”) must sign below to complete the order. The Registered Representative or REPRESENTATIVE RIA warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. OR RIA INFORMATION BROKER-DEALER OR RIA FIRM NAME (REQUIRED) CRD # BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX CITY STATE ZIP CODE BUSINESS PHONE (REQUIRED) FAX # REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE # REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID # CITY STATE ZIP CODE BUSINESS PHONE (REQUIRED) FAX # EMAIL ADDRESS The undersigned confirm on behalf of the Broker-Dealer or RIA Firm that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct, and complete in all respects; (2) have discussed such investor’s prospective purchase of Shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I hereby certify that I hold a Series 7 or Series 62 FINRA license and I INVESTOR STATE OF RESIDENCE (REQUIRED) am registered in the following state in which this sale was completed. (Not applicable for RIAs.) SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISORS (REQUIRED) DATE (REQUIRED) X X SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER) DATE (REQUIRED) X All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus entirely for a complete explanation of an investment in Strategic Storage Trust IV, Inc. Regular Mail: Strategic Storage Trust IV, Inc. c/o DST Systems, Inc., P.O. Box 219406, Kansas City, MO 64121-9406 Overnight Mail: Strategic Storage Trust IV, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105 Wire Information: UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106 ABA# 101000695 Account# 9871879437 Investor Relations Toll Free Phone Line: 866.418.5144 PAGE 6 OF 6 SST4-10-2017